SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 8, 2000

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of Principal Executive Offices)

Registrants' telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

         Cablevision Systems Corporation (“Cablevision”) has announced that the special stockholders meeting scheduled for Friday, November 10, 2000 is expected to be adjourned for thirty days until December 8, 2000. The meeting was to provide shareholders with the opportunity to vote on the creation and distribution of a new series of Cablevision common stock to be called Rainbow Media Group tracking stock and related matters. Over the course of the thirty-day period, Cablevision will evaluate all of its options and alternatives related to the assets that would comprise Rainbow Media Group.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         None.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION By: /s/ ANDREW B. ROSENGARD Name: Andrew B. Rosengard Title: Executive Vice President, Finance and Controller

Dated: November 8, 2000